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                                                              EXHIBIT 10.2(C)(I)


                     AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

AGREEMENT, dated as of May 14, 1999, between George W. Connell (the "Executive") and The John Nuveen Company, a Delaware corporation ("JNC").

WHEREAS, the Executive and JNC entered into an Employment Agreement as of July 14, 1997; (the "1997 Agreement") and

WHEREAS, the Executive and JNC now desire to enter into this amendment (the "Amended Agreement") to the 1997 Agreement to effect certain changes in the Executive's responsibilities and compensation from those set forth in the 1997 Agreement;

NOW THEREFORE, in consideration of the foregoing recitals, the mutual promises and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and notwithstanding anything to the contrary in the 1997 Agreement, JNC and the Executive agree as follows:

1. Office and Responsibilities. The Executive shall no longer hold the title nor assume the responsibilities of Chief Investment Officer of Rittenhouse Financial Services ("RFS"), but shall become a part time employee of RFS whose duties and responsibilities are to act as an adviser to the RFS Investment Committee and to RFS's President, on an as requested basis. Executive shall not be required to perform any services for RFS outside of the greater Philadelphia area.

2. Compensation of Executive. As full compensation for his services hereunder, RFS will pay the Executive an annual salary equal to one hundred thousand dollars ($100,000) for the remaining term of the 1997 Agreement.

3. Benefits; Other Compensation. As a part time employee, the Executive shall be entitled to such health, life and disability insurance benefits and such profit sharing, pension, paid vacation, sick and personal time and other fringe benefits, if any, as are available to, and on similar terms and conditions as apply to, other part time employees of RFS. Executive shall continue to be eligible to participate in the Nuveen Scholarship Program.

4. Effective Date. The compensation payable to Executive under the Amended Agreement shall be effective as of April 1, 1999.

5. No Other Changes to the 1997 Agreement. Except as modified as set forth above, the provisions of the 1997 Agreement shall remain in full force and effect.



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IN WITNESS WHEREOF, the parties hereto, being duly authorized, have duly executed and delivered this Agreement.


                                         THE JOHN NUVEEN COMPANY


                                         By: __________________________
                                              Name:  John P. Amboian
                                              Title:    President

                                         Date: _________________________



                                         GEORGE W. CONNELL

                                         --------------------------

                                         Date: _________________________